UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 25, 2023, Inhibikase Therapeutics, Inc. (the “Company”) issued a press release announcing that the full clinical hold on IkT-148009 in Parkinson’s disease has been lifted by the U.S. Food and Drug Administration. A copy of the Company’s press release regarding the lifting of the clinical hold is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 25, 2023, the Company also issued a press release announcing the publication of studies describing the potential of IkT-148009 as a disease-modifying therapy for Parkinson’s disease and related disorders. A copy of the Company’s press release regarding the publication is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release dated January 25, 2023 (Clinical Hold).

99.2	Press Release dated January 25, 2023 (Publication).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer